SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

             Date of report (Date of earliest reported): May 1, 2002

                           Gaige Financial Group, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)

                               0-29077 65-0963971
            (Commission File Number)(IRS Employer Identification No.)

   Suite 1801, Chinachem Johnston Plaza, 178 Johnston Road, Wanchai Hong Kong
               (Address of Principal Executive Offices)(Zip Code)


              (Registrant's Telephone Number, Including Area Code)

                              22154 Martella Avenue
                            Boca Raton, Florida 33433
          (Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant

On May 1, 2002 (the "Effective Date"), pursuant to a Stock Purchase Agreement and Share Exchange between Gaige Financial Group, Inc. ("Gaige" or the "Company"), a Florida corporation and Teda Hotels Management Company Limited ("Teda") a BVI corporation, Gaige acquired all of the shares of Teda from the Teda shareholders in consideration for the issuance of 5,000,000 shares of Gaige to the Teda shareholders. Pursuant to the Agreement, Teda became a wholly owned subsidiary of the Company and Shelley Goldstein, the principal shareholder of the company returned 300,000 shares to treasury.

In addition, upon the effective date of the Agreement, Shelley Goldstein resigned as the sole director of the Company and Chang Zhi Ying; Hui Chin Tong; Cheung Wai Tak was appointed to the Board of Directors. In addition, Ms. Goldstein resigned as President and Secretary and Chang Zhi Ying was named Chairman of the Board; Hui Chin Tong, Godfrey was named Managing Director and Cheung Wai Tak was named Chief Financial Officer of the Company. The Acquisition was approved by the unanimous consent of the Board of Directors of the Company and Teda on April 27, 2002 and became effective on May 1, 2002.

The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock (the only class of shares previously issued by the Company) at May 14, 2002, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company. The percentage of beneficial ownership calculation below is based upon the 5,950,000 shares that currently outstanding.

                            NAME OF                                  SHARES OF
TITLE OF CLASS              BENEFICIAL OWNER                         COMMON STOCK   PERCENT OF CLASS
--------------              ----------------                         ------------   ----------------

5% STOCKHOLDERS
Common                     New Nature Development Ltd.                   513,000     8.62%
                           Teda Hotel Management Pte Ltd.              1,197,000    20.12%
                           Magnolia Group Holdings Ltd.                1,710,000    28.73%
                           Takeda Developments Limited                 1,020,000    17.14%
                           Shelley Goldstein                             525,000     8.82%
                           Robert Kirk                                   350,000     5.88%
                           Terence Lui                                   280,000     4.71%
                           Daniel Leung                                  280,000     4.71%

DIRECTORS AND NAMED EXECUTIVE
OFFICERS
                           Hui Chin Tong, Godfrey (1)                    513,000     8.62%

DIRECTORS AND                                                            513,000     8.62%
OFFICERS AS A
GROUP

(1) Hui Chin Tong, Godfrey is the principal shareholder of New Nature Development Ltd and therefore is the beneficial owner of 513,000 shares of the Company's common stock.

The following is a biographical summary of the directors and officers of the
Company:

Chang Zhi Ying, aged 48 is the Chairman of the Company. Madam Chang is also the Chairman of the Tianjin TEDA Hotels Management Company Limited in Tianjin. Due to graduate with a Masters of Business Administration next year from the State University of Singapore, Madam Chang is currently the counselor for the Tourism Association of China and the Tourism Association of Tianjin, China. With her engineering background, Madam Chang was responsible for all the utilities plants and supplies in TEDA since 1986 until 1993 when she was then transferred to head the hotel division.

Godfrey Hui, aged 42, is the Managing Director of the Company. Mr. Hui holds a Bachelor degree in Business Management and a Master Degree in Finance and Investment. Mr. Hui started his career in the hotel industry in 1985 and has worked for several international and regional hotel groups. He is one of the top hotel professionals in the Greater China Area. In 1993, Mr. Hui joined the Hopewell Holdings Limited in HK and worked under various capacities, including:

     Director of Operations, Finance & Development of the Hotel Division Executive Director of the Hopewell Hospitality Company Limited Executive Assistant to Chairman (Sir Gordon Wu) of Hopewell Holdings Limited Chairman of the Executive Committee of Hopewell Holdings Limited Group Financial Controller of Hopewell Holdings Limited

David Cheung, aged 49, is Chief Financial Officer of the Company. He is a certified public accountant (AICPA) in the state of California of United States. He graduated from Washington State University with a Bachelor of Science degree in Computer Science, and also holds a Master of Business Administration degree from the University of California, Berkerly in the United States. Mr. Cheung has had experience in many international firms including Citicorp Asia, Deloitte Haskin & Sells in Hong Kong, and Coopers & Lybrand in Canada.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the Acquisition Agreement, the Company acquired one hundred percent (100%) of the issued and outstanding shares of common stock of Teda for 5,000,000 shares of $0.001 par value common stock of the Company. Pursuant to the Agreement, Teda became a wholly owned subsidiary of the Company and Shelley Goldstein, the principal shareholder of the Company returned 300,000 shares to treasury.

Teda was established jointly by Tianjin TEDA International Hotel Development Limited and a group of Hong Kong hotel professionals, with the goal of establishing a nationwide hotel chain in China, and expanding into other area of the tourist industry in China. Teda was formed in 2001 to take over the hotel management business formerly under Tianjin Teda Hotels Management Company Limited. Tianjin Teda Hotels Management Company Limited started the hotel management business in 1997. Teda currently has three hotels under its management. Teda plans to build up its nationwide hotel chain and establish its own brandname.

Teda will extend its business in the tourist area through acquiring shares from local travel agents, forming a national franchise, covering all major cities. The franchise will become a distribution network to service both business travelers and leisure travelers in the whole nation.

Tianjin Economic and Technological Development Area, (TEDA) created in December 1984, is located about 180 kilometers Southeast of Beijing to serve as the port for Beijing. It is one of the best special economic zones in China which has attracted more than 3,000 foreign companies from all over the world, including 28 of the FORTUNE 500. Motorola has its largest China operations in this area and has plan to invest further US$1.9 billion for building a new plant in the area.

Among others are US-based Coca-Cola, Pepsi-Cola, Emerson, American Standard, Honeywell, AT&T, PPG, GI and KOLL; the Japan-based Matsushita, Yamaha, Mitsui, Itochu and Kansai Paint; Nestle from Switzerland; SEW and Volkswagen from Germany, BOC from UK; Samsung, Hyundai and Daewoo from South Korea. The total investment made by these foreign investors exceeded US$12 billion by 1999. In addition, more than 100 newly approved projects are underway.

TEDA is attractive to foreign investors because it has an extensive transportation network and world-class business infrastructure. Apart from that, TEDA has a flexible and favorable government policy which encourages foreign investment to invest in the area. Local officials are readily supportive to foreign Joint venture in the area. Motorola second investment indicated that many of the foreign Joint venture has had satisfactory experience with the area.

It is the intention of Teda to fill the hotel gap in China. After setting up a tourist network, Teda will first establish a hote chain by pooling good quality hotels together and subsequently develop a tourist network. Teda will choose at least one hotel of good standard from each city and designate it as the hotel under its brand name.

The chain will enforce a certain level of quality to provide reliability and credibility to local travelers. Our standard will emphasis that customers are our priority. The hotels will be supported in the future by a hotel reservation system.

The chain will eventually offer to hotels:

         a.       Increased business through the travel alliance
         b.       A nation wide brand name
         c.       The preferred hotel in the Internet hotel reservation system
         d. Free advertising on a centralized hotel booking media - the reservation web
         e. Free listing on the reservation web and with the web's unique operation mode, gives the hotel more flexibility to control rates and room availability by its unique operation mode.

The chain will eventually offer to local travelers:

         a.       A recommended hotel chain which covers major cities with good
                  standard to choose                 from.
         b. A centralized hotel-booking platform which provides instant confirmation and local support.

The goal of the chain is to provide a nation-wide brand name with more than 100 hotels within the chain. The hotels will be charged a fee. This national brand name can help Teda to engage in future merger and acquisition opportunities. Moreover, it will enhance Teda to secure additional management contracts.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

Financial statements of the Company will be filed by an amendment to this Report within 60 days after this Report must be filed.

(b) Pro forma financial information

Pro forma financial information will be furnished with the aforementioned amendment.

(c) Exhibits

Number   Exhibit

2.1 Stock Purchase Agreement and Share Exchange dated as of May 1, 2002 by and among Gaige Financial Group, Inc. and Teda Hotels Management Company Limited.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    GAIGE FINANCIAL GROUP, INC.


                                    By:/s/Hui Chin Tong Godfrey
                                       ---------------------------------
                                          Hui Chin Tong, Godfrey
                                          Managing Director

May 10, 2002